UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2008

BROADWEBASIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

333-145953 (Commission File Number)	20-8383706 (IRS Employer Identification No.)

9255 Sunset Boulevard, Suite 1010 West Hollywood, California (Address of principal executive offices)	90069 (Zip Code)

Registrant’s telephone number, including area code: (310) 492-2255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is hereby made to the Company’s response to Item 2.04 which is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The majority stockholder, who is also a director of the Company (the “Majority Stockholder”), has agreed to permit the Company’s Senior Lender and Junior Lender (as defined below, collectively, the “Lenders”) to utilize cash collateral and proceeds from anticipated sales of pledged securities, in return for the Company’s agreement to execute a promissory note in favor of the Majority Stockholder, for the purpose of repaying certain outstanding loans. The terms of the Majority Stockholder loan has not been determined. As of the date of this Current Report on Form 8-K, the Company owes $1,350,000 original principal amount, plus interest, under secured loans to the Lenders.

The Majority Stockholder has also offered to provide up to $500,000 in additional working capital to Company from the proceeds of anticipated sales of pledged securities, if sufficient proceeds can be realized from sales.

As of the date of this Report, securities pledged to the Lenders at current trading prices on the NASDAQ Global Market represent approximately $3,300,000 of gross market value, prior to commissions. No assurance can be given that the number of shares required to repay the loans can be liquidated within the period required for repayment of outstanding amounts owed to the Lenders, or at all, or at prices indicated by the current trading price. As such there can be no assurance that actual sales will be sufficient to repay the indebtedness of the Company or provide any additional funds to the Company.

During March 2008 the Company and the Majority Stockholder had engaged in unsuccessful discussions for the purpose of extending the due date of the loans which resulted in the agreements described above.

Lakewood Group, LLC (the “Senior Lender”) notified the Company by letter received by the Company on March 10, 2008 that the Company was in default under its $750,000 senior secured note (the “Senior Note”), dated September 12, 2007 which became due March 4, 2008. As of March 7, 2008, the total amount due under the Senior Note was $780,050, including accrued and unpaid interest.

Europlay Capital Advisors, LLC (the “Junior Lender”) notified the Company by letter received by the Company on March 12, 2008 of a possible default under its $600,000 junior secured note dated December 5, 2007, which became due March 14, 2008. (the “Junior Note”).

A more detailed description of the obligations, security, rights and obligations of the Company under the loans is contained in the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed February 29, 2008, which is incorporated herein by reference.

Item 8.01	Other Events.

On March 19, 2008, the Company issued a press release announcing the closing of the share exchange which took place on February 12, 2008. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 19, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadWebAsia, Inc.
Dated: March 19, 2008	By:	/s/ James E. Yacabucci, Jr.
Name: James E. Yacabucci, Jr.
Title: Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 19, 2008